                                                                     EXHIBIT 1.1


[VEDDERPRICE LOGO]                      VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                        222 NORTH LASALLE STREET
                                        CHICAGO, ILLINOIS 60601
                                        312-609-7500
                                        FACSIMILE: 3121-609-5005

                                        OFFICES IN CHICAGO, NEW YORK CITY AND
                                        ROSELAND, NEW JERSEY




                                                                   June 15, 2006



Calamos Convertible and High Income Fund
2020 Calamos Court
Naperville, IL  60563

         Re:      Calamos Convertible and High Income Fund

Ladies and Gentlemen:

         We are acting as special counsel to Calamos Convertible and High Income Fund, a Delaware statutory trust (the "Fund"), in connection with the Fund's filing of a registration statement on Form N-2 pursuant to Rule 462(b) under the Securities Act of 1933 ("1933 Act") on or about the date hereof (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") covering the registration and proposed issuance of common shares of beneficial interest (the "Shares") of the Calamos Convertible and High Income Fund Series (the "Series").

         In rendering this opinion, we have examined:

                  (a) the form of Underwriting Agreement (the "Underwriting Agreement"), substantially in the form filed as an exhibit to the Registration Statement, proposed to be entered into among the Fund, Calamos Advisors LLC and Citigroup Global Markets Inc. as representative of the several underwriters named therein;

                  (b) the Registration Statement;

                  (c) the Certificate of Trust and the Agreement and Declaration of Trust of the Fund;

                  (d) the By-Laws of the Fund;

                  (e) resolutions of the Board of Trustees in connection with the proposed issuance of the Shares;

                  (f) a Certificate of Good Standing as of a recent date from the Secretary of State of the State of Delaware; and

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                  (g) such other documents as we, in our professional judgment, have deemed necessary or appropriate as a basis for the opinions set forth below (items b-e above are referred to herein as the "Governing Documents").

         In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained on certificates and other communications from public officials and officers of the Fund. We have assumed that the Registration Statement and the Underwriting Agreement will be duly completed, executed and delivered. With respect to the opinions expressed below, we note that, pursuant to Section 2 of Article VIII of the Agreement and Declaration of Trust, the Trustees have the power to cause each shareholder, or each shareholder of a particular series, to pay directly, in advance or arrears, for charges of the Fund's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such shareholder from declared but unpaid dividends owed such shareholder and/or by reducing the number of shares in the account of such shareholder by that number of full and/or fractional shares which represents the outstanding amount of such charges due from such shareholder.

         We express no opinion as to the laws of any jurisdiction other than Title 12, Chapter 38 (Treatment of Delaware Statutory Trusts) of the Code of the State of Delaware, and we are relying, with your consent, solely upon the opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Fund, dated June 15, 2006.

         Based on the foregoing, and subject to the qualifications, exceptions and limitations set forth herein and in the opinion of Morris, Nichols, Arsht & Tunnell referred to above, we are of the opinion that:

         (1) The Fund is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware; and

         (2) The Shares, when issued to shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and delivered by the Fund pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Series.

         We hereby consent to the filing of this opinion as Exhibit l.1 to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the prospectus contained in the Registration Statement. In giving our consent, we do not thereby admit that we

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are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                Very truly yours,




                                /s/ Vedder, Price, Kaufman & Kammholz, P.C.



JTB/DBE